Exhibit 10.80
Singapore Themed Hotel & Eco-City Development Project
Joint-Venture Agreement

Party A : JiaSheng Property Development Company
Located: Chongqing Hechuan Ruishan Road
Legal Rep:Zhang Xiao Dong

Party B: Trio-Tech (Chongqing) Co.,Ltd
Location: Chongqing Beipei District
Legal Rep: Ting Hock Ming

Party A and Party B shall on this date 01 December, 2010, enter into an agreement to jointly develop a Singapore themed Hotel and Eco-City project in Hechuan Nanjing Street XiaoAnXi district, HouXi Village whereby:

1.  Details of Co-Operation

1.1  Project Name: Singapore Themed Hotel Resort and Eco City (hereinafter referred to as: ”Project” )

1.2  Project Description Low carbon sanitoriums and wellness center, South East Asian themed shopping belt, commercial hotels, tourist resorts, eco-residences etc .

1.3  Location; The project shall be located at Hechuan XiaoAnXi district,north of HouXi Village TongXi Town

2.  Mode of Co-operation

2.1  In order to execute the agreement “Development of a Singapore themed Hotel and Eco-City Project “Party B signed with the Hechuan government, both Party A and Party B agreed to form a joint venture company to execute the Project. All financial and legal responsibilities related to the Project will be transferred to the newly formed company.

2.2  Party A will contribute an initial capital of RMB 40 million and Party B will contribute an initial capital of RMB 10 million towards the registered share capital of the Joint Venture Company.

3.  Responsibilities for Investment Expenses

3.1  All expenses and costs incurred after the signing of the agreement between Party B and the HeChuan government pertaining to the Project shall be borne by the newly formed joint venture.

4.  Project and Financial Management, Financing Matters:

4.1  The joint-venture company shall set up a bank account and the capital contribution by both Parties A and B shall be credited into this amount. The bank account shall be jointly managed by both Parties A and B.

4.2  Party B shall delegate 1 to 2 management staff to the Joint-venture and all costs incurred shall be borne by the newly formed joint venture.

4.3  Party A shall be responsible for the sources of funds and all funds raised under this Project shall solely be used for the purpose of the Project.

5.  Sharing of Profits and losses

5.1  Both Parties agree to share the profit and losses incurred by the joint-venture according to their actual shareholding in the  joint-venture.

6.  Responsibilities for Income Tax

6.1  Party A and Party B shall each bear their respective income tax payable on profits distributed by the joint-venture.

7.  Management Fees

7.1 Party A shall pay Party B RMB 10 million as management fee and the payment shall be arranged as :

i)     The first RMB 5 million shall be paid by Party A to Party B within 10 working days upon the signing of the agreement between Party B and HeChuan government on Singapore Themed Hotel and Eco-City Project.

ii)   The second RMB 5 million shall be paid 36 months in installments of RMB 70,000 per month after Party B has secured the Project mentioned herein.

8.  Dispute Resolution

8.1  Any matters not covered within this agreement can be discussed covered under a supplementary agreement and the supplementary agreement shall have the same legal effect as this agreement.

8.2  In the event of a dispute arising from this agreement, both parties should first seek resolution via mutual discussion. In the event that mutual discussion fails, either party can bring the dispute matter up to the local court for resolution.

9.  Legal Effect

9.1  This agreement shall be in two original copies. Party A and Party B shall each hold one original. Both agreements shall have the same legal effect

9.2  This agreement is signed and sealed by both parties herein.

Party A: JiaSheng Property Co, Ltd
Legal Rep:
Date:
Place:

Party B: JiaSheng Property Co, Ltd
Legal Rep:
Date:
Place: